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                                                                     Exhibit 4.3


                          FIRST SUPPLEMENTAL INDENTURE


      FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 1, 2005, among Black Dog Coal Corp., a Virginia corporation (the "Guaranteeing Subsidiary") and a wholly owned indirect subsidiary of Alpha Natural Resources, LLC (or its permitted successor), a Delaware limited liability company (the "Company"), the Company, Alpha Natural Resources Capital Corp. ("Alpha Capital" and, together with the Company, the "Issuers"), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 18, 2004 providing for the issuance of 10% Senior Notes due 2012 (the "Notes");

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

      4. NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

      5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.


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      6.    COUNTERPARTS. The parties may sign any number of copies of this
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.


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      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

      Dated: February 1, 2005

                                         GUARANTEEING SUBSIDIARY:

                                         BLACK DOG COAL CORP.


                                         By: /s/ Robert C. Gordon
                                            ------------------------------------
                                         Name:  Robert C. Gordon
                                         Title: President

                                         CO-ISSUERS:

                                         ALPHA NATURAL RESOURCES, LLC
                                         ALPHA NATURAL RESOURCES CAPITAL CORP.


                                         By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                         Name:  Vaughn R. Groves
                                         Title:  Vice President





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                                         EXISTING GUARANTORS:

                                         ALPHA LAND AND RESERVES, LLC

                                         By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                         Name:  Vaughn R. Groves
                                         Title: President

                                         ALPHA COAL SALES CO., LLC
                                         ALPHA NATURAL RESOURCES SERVICES, LLC
                                         ALPHA TERMINAL COMPANY, LLC
                                         AMFIRE, LLC
                                         AMFIRE HOLDINGS, INC.
                                         AMFIRE MINING COMPANY, LLC
                                         AMFIRE WV, L.P.
                                         BROOKS RUN MINING COMPANY, LLC
                                         DICKENSON-RUSSELL COAL COMPANY, LLC
                                         ENTERPRISE MINING COMPANY, LLC
                                         ESPERANZA COAL CO., LLC
                                         GALLUP TRANSPORTATION AND
                                           TRANSLOADING COMPANY, LLC
                                         HERNDON PROCESSING COMPANY, LLC
                                         KEPLER PROCESSING COMPANY, LLC
                                         KINGWOOD MINING COMPANY, LLC
                                         LITWAR PROCESSING COMPANY, LLC
                                         MAXXIM REBUILD CO., LLC
                                         MAXXIM SHARED SERVICES, LLC
                                         MAXXUM CARBON RESOURCES, LLC
                                         MCDOWELL-WYOMING COAL COMPANY, LLC
                                         NATIONAL KING COAL LLC
                                         PARAMONT COAL COMPANY VIRGINIA, LLC
                                         RIVERSIDE ENERGY COMPANY, LLC
                                         SOLOMONS MINING COMPANY

                                         By: /s/ Vaughn R. Groves
                                            ------------------------------------
                                         Name:  Vaughn R. Groves
                                         Title:  Vice President

                                         TRUSTEE:

                                         WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                           as Trustee

                                         By: /s/ Joseph P. O'Donnell
                                            ------------------------------------
                                            Authorized Signatory


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